UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, Georgia 30096
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016, NCR Corporation (“NCR” or the “Company”) announced that its Board of Directors has appointed Mark D. Benjamin to serve as the Company’s President and Chief Operating Officer. Mr. Benjamin is expected to join the Company during October 2016.

Previously Mr. Benjamin, 46, held various leadership and operational roles with Automatic Data Processing, Inc. (“ADP”), which he joined in 1992. At ADP, Mr. Benjamin served as President, Global Enterprise Solutions, from July 2013 to September 2016, as President, Employer Services International from July 2011 to June 2013, and as Senior Vice President, Services and Operations - Small Business Services and TotalSource from April 2008 to June 2011.
In connection with his appointment, the Company and Mr. Benjamin entered into a letter agreement, dated September 16, 2016, under which he will receive an annual base salary of $750,000, and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 125% of his base salary. He will also receive a new hire equity award of single-metric performance-based restricted stock units with an award value equal to $8,500,000, which will be the subject of a separate grant agreement. He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Program which, for 2017, will include restricted stock units with an aggregate value of no less than $3,500,000. Mr. Benjamin will participate in the NCR Executive Severance Plan, with a separation benefit of one and one-half times (1.5x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination, and will participate in the Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level. He will also be entitled to immediate vesting of his new hire equity award and 2017 annual equity award in the event of a qualifying termination, provided the applicable performance goals are met.
Additional information about these benefit plans and programs, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Proxy Statement for the 2016 annual meeting of its stockholders filed with the Securities and Exchange Commission on March 10, 2016. Copies of Mr. Benjamin’s employment agreement and certain other related agreements will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.
Mr. Benjamin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.
Upon joining NCR, Mr. Benjamin will assume the role of President and Chief Operating Officer of the Company. Mr. William R. Nuti will continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company.
A copy of the Company’s press release announcing the appointment of Mr. Benjamin is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Corporate Secretary
Date: September 21, 2016

Index to Exhibits
The following exhibit is attached with this current report on Form 8-K:

Exhibit No.            Description
99.1                Press Release dated September 21, 2016